EXHIBIT INDEX


Exhibit             Description of Document
Number

EX-99.B1.1   Articles of Incorporation of TCI Portfolios, Inc.

EX-99.B1.2   Articles of Amendment of TCI Portfolios, Inc., dated July 22, 1988.

EX-99.B1.3   Articles of Amendment of TCI Portfolios, Inc., dated August 10,
             1993.

EX-99.B2     Amended and Restated By-Laws of TCI Portfolios, Inc.

EX-99.B5     Investment Management Agreement with Investors Research Corporation

EX-99.B8.2   Custodian Agreement with United Missouri Bank, N.A.

EX-99.B10    Opinion and Consent of David H. Reinmiller, Esq.

EX-99.B11    Consent of Baird, Kurtz & Dobson

EX-99.B16    Schedule of Computation for Performance Advertising Quotations

EX-99.B24    Power of Attorney.